P&G


                                                    THE PROCTER & GAMBLE COMPANY
News Release                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE


            P&G CONFIRMS FIRST QUARTER EPS GUIDANCE DESPITE IMPACT OF
                                HURRICANE KATRINA
            ---------------------------------------------------------

   Strong base business growth expected to offset higher costs on the quarter


        CINCINNATI, Sept. 19, 2005 - The Procter & Gamble Company (NYSE: PG) confirmed previously announced earnings per share guidance for the July to September quarter despite disruption of the coffee business and higher commodity materials costs. P&G continues to expect earnings per share of $0.75 to $0.76 for the first quarter.

        The company stated it expects sales growth toward the upper end of the previous guidance range of six percent to eight percent for the quarter. The strong sales growth continues to be led by the Beauty and Health businesses and in developing market geographies. The higher volume and sales growth should offset the -$0.01 to -$0.02 first quarter earnings per share impact related to the hurricane.

        While it is too early to completely and accurately assess the hurricane damage impacts beyond the July to September period, P&G stated that it expects continued strong business momentum and ongoing cost savings efforts to allow the company to offset the hurricane's impact on the fiscal year results.

FORWARD LOOKING STATEMENTS
--------------------------

        All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company's agreement to merge with The Gillette Company, including obtaining the related required shareholder and regulatory approvals; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company's announced plan to repurchase shares of the Company's stock), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the Company's products;
(12) the ability to stay close to consumers in an era of increased media fragmentation; and (13) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

ABOUT P&G
---------

        Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Dawn(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R), Head & Shoulders(R), and Wella. The P&G community consists of almost 110,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

                                     # # #

P&G Media Contact:
-----------------
In the US: 1-866-PROCTER or 1-866-776-2837
International: +1-513-945-9087

P&G Investor Relations Contact:
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Chris Peterson - (513) 983-2414